RYAM Reports Second Quarter 2026 Results
Strategic review remains the top priority; momentum builds into the second half
•Net Sales increased 18% from the first quarter to $376 million and were up 11% from the prior-year quarter
•Loss from Continuing Operations improved to $33 million from $81 million in the first quarter
•Adjusted EBITDA from Continuing Operations increased to $40 million from $8 million in the first quarter and was up 43% from the prior-year quarter
•Cellulose Specialties pricing increased 21% year-over-year and 8% sequentially, while sales volumes improved 19% from the first quarter
•Second-quarter results were ahead of expectations; full-year trajectory remains on track with prior expectations
•Strategic review remains the top priority, with the Company expecting to conclude the review and communicate a clear path forward during the fourth quarter
JACKSONVILLE, Fla., August 4, 2026 — Rayonier Advanced Materials Inc. (NYSE:RYAM) (the “Company”) today reported results for its second quarter ended June 27, 2026.
“I am excited to join RYAM at a pivotal time for the Company,” said Daniel M. Krawczyk, President and Chief Executive Officer. “The Board asked me to bring an operational lens, strategic perspective and transaction experience to a clear mandate: maximize value for our shareholders. I am fully committed to concluding the Company’s comprehensive review of strategic alternatives with urgency and discipline and communicating a clear path forward during the fourth quarter. At the same time, we will continue strengthening the performance and market position of the business while keeping the Company on track to deliver against its full-year objectives.
“Since stepping into the role, I have spent significant time with our employees, customers, leadership team and advisors, as well as interested parties participating in our strategic review and other stakeholders. Those conversations have reinforced my conviction that RYAM has substantial untapped value. At the center of that value is a highly differentiated Cellulose Specialties franchise, supported by leading market positions, specialized and difficult-to-replicate assets, deep technical expertise and strong customer relationships built over decades. These durable competitive advantages, together with a tangible pipeline of reliability, productivity and cost initiatives across our manufacturing network, provide clear, actionable levers to unlock value and deliver stronger, more consistent earnings and cash flow.
“Our second-quarter results were ahead of expectations and showed strong sequential improvement, reflecting both the value of our Cellulose Specialties products and the benefits of ongoing operational improvements. Our full-year trajectory remains aligned with our prior expectations, including generating positive free cash flow in 2026. Cellulose Specialties pricing increased 21% compared with the prior-year quarter, reflecting the value our products deliver in our customers’ most demanding applications. Our customers are critical partners to RYAM, and we will continue working collaboratively with them to help differentiate their products and create value in the markets they serve. We also remain focused on improving reliability and prioritizing the products and markets where RYAM has the strongest competitive position.
“To be clear, executing the business plan and completing the strategic review are not competing priorities. Stronger operations, disciplined commercial execution and improved cash generation enhance the value of the Company and the range of alternatives available to the Board. We also continue to advance select biomaterials opportunities that offer attractive investment economics and meaningful value creation. For example, RYAM retains a capital-light interest in the Altamaha Green Energy project through its land and prior investments, preserving potential upside without requiring additional cash equity from the Company. My focus is to build on RYAM’s Cellulose Specialties leadership position, partner closely with our customers and act decisively on the opportunities in front of us, while ensuring that the path ultimately selected captures the full value of this unique platform for our shareholders.”
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Second Quarter 2026 Financial Results
Net loss and loss from continuing operations for the quarter ended June 27, 2026 were each $33 million, or $(0.49) per diluted share, inclusive of a $13 million non-cash asset impairment. Net loss and loss from continuing operations for the same prior year quarter were $363 million, or $(5.44) per diluted share, and $366 million, or $(5.48) per diluted share, respectively, each inclusive of a $337 million non-cash deferred tax asset write-off.
Beginning in January 2026, the Company reorganized its segment structure and now operates in two segments:
•High Purity Cellulose: formerly the segments of Cellulose Specialties, Cellulose Commodities and Biomaterials
•Paperboard & High Yield Pulp: formerly the segments of Paperboard and High Yield Pulp
Prior period segment results have been recast to align with this new segment reporting structure.
Net sales were composed of the following for the periods presented:

	Three Months Ended
(in millions)	June 27, 2026	March 28, 2026	June 28, 2025
High Purity Cellulose	$301	$263	$272
Paperboard & High Yield Pulp	75	56	68
Net sales	$376	$319	$340
Operating income (loss) was composed of the following for the periods presented:

	Three Months Ended
(in millions)	June 27, 2026	March 28, 2026	June 28, 2025
High Purity Cellulose	$29	$(43)	$20
Paperboard & High Yield Pulp	(27)	(10)	(7)
Corporate & Other	(9)	(12)	(14)
Operating loss	$(7)	$(65)	$(1)
High Purity Cellulose
Net Sales
Net sales for the second quarter increased $29 million, or 11%, compared to the same prior year quarter, driven by:
•Cellulose sales volume increase of 20%, including a 94% increase in cellulose commodities (CC) sales volume that was partially offset by a 23% decrease in cellulose specialties (CS) sales volume.
–CC sales volume increased as the Company’s plants experienced higher operating rates compared to the prior quarter and also shifted to CC production in the current quarter due to lower orders for CS products.
–CS sales volume declined as the Company executed its CS leadership initiatives. Partially offsetting this decline was lower CS sales volume in the prior quarter as Chinese customers delayed orders due to the geopolitical uncertainty with Chinese and U.S. tariffs.
•Cellulose average sales price decrease of 7%, including an 11% decrease in CC average sales price that was partially offset by a 21% increase in CS average sales price.
–CS average sales price increase was driven by higher pricing of newly negotiated 2026 agreements.
–CC average sales price decline was due to softer global commodity pricing and product mix within the commodity portfolio.
Operating Income
Operating income for the second quarter increased $9 million, or 45%, compared to the same prior year quarter, driven by:
•Increase in CS average sales price.
•Lower wood costs.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

•Lower fixed costs due to reduced discretionary spending.
•Improved operating rates.
These increases were partially offset by:
•Lower CS sales volumes and mix resulting from higher CC sales.
•Lower CC pricing and mix.
•Higher inflation of chemicals and logistics costs.
Paperboard & High Yield Pulp
Net Sales
Net sales for the second quarter increased $7 million, or 10%, compared to the same prior year quarter, driven by:
•Total sales volume increase of 22%, including 15% and 29% increases for paperboard (PBD) and high yield pulp (HYP), respectively, due to:
–Higher sales of folding packaging PBD grades due to increased focus on this market segment.
–Higher HYP sales due to the timing of Q1 shipments, primarily related to delayed orders to Indonesia.
These increases were partially offset by:
•Total average sales price decrease of 10%, including 9% and 4% decreases for PBD and HYP, respectively, driven by:
–Increased competitive activity in PBD due to the startup of new U.S. capacity in mid-year 2025.
–Continued oversupply of domestic HYP in Asia.
–Weaker demand for paper and packaging materials due to global economic uncertainty.
Operating Loss
Operating loss for the second quarter increased $20 million, or 286%, compared to the same prior year quarter, driven by:
•HYP non-cash asset impairment of $13 million in the current quarter.
•Decreases in average sales prices discussed above.
•Impacts of the planned maintenance outage and market-related downtime taken in the current quarter.
Partially offsetting these decreases were the increases in sales volumes discussed above.
Corporate & Other
Operating loss for the second quarter improved $5 million, or 36%, compared to the same prior year quarter, driven by favorable foreign exchange rates in the current quarter compared to unfavorable rates in the prior quarter, partially offset by higher variable compensation costs.
Liquidity
The Company ended its second quarter with $145 million of global liquidity, including $57 million of cash, $76 million of borrowing capacity under the ABL Credit Facility and $12 million of availability under the France factoring facility.
As of June 27, 2026, the Company’s consolidated net secured leverage ratio was 4.2 times covenant EBITDA.
Conference Call Information
RYAM will host a conference call and live webcast at 9:00 a.m. ET on Wednesday, August 5, 2026, to discuss these results. Supplemental materials and access to the live audio webcast will be available at www.RYAM.com. A replay of this webcast will be archived on the Company’s website shortly after the call.
Investors may listen to the conference call by dialing 800-715-9871 (U.S. & Canada Toll-Free) or +1 (646) 307-1963 (International) and entering Conference ID 3159397. An audio replay of the teleconference will be available one hour after the call ends. To access the replay, please dial +1 (800) 770-2030 (U.S. & Canada Toll-Free) or +1 (609) 800-9909 (International) and enter Playback ID 3159397 followed by the # key. The replay will be available until 11:59 p.m. on Wednesday, August 19, 2026.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

About RYAM
RYAM is a global leader of high purity cellulose commonly used in the production of filters, food, pharmaceuticals, high performance plastics, propellants and various other industrial applications. RYAM’s specialized assets, capable of creating the world’s leading cellulose specialties products, are also used to produce cellulose viscose pulp, cellulose fluff pulp, paperboard, high yield pulp and various value-added co-products, including biofuels, bioelectricity and lignin. With manufacturing operations in the U.S., Canada and France, RYAM generated $1.5 billion of revenue in 2025. More information is available at www.RYAM.com.
Contacts

Media	Ryan Houck	904-357-9134
Investors	Cody LaCoste	904-357-4617
Forward-Looking Statements
Certain statements in this document regarding anticipated financial, business, legal or other outcomes, including business and market conditions, outlook and other similar statements relating to future events, developments or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “target,” “believe,” “intend,” “plan,” “forecast,” “anticipate,” “guidance” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. Forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that these expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to various risks and uncertainties. All statements made in this earnings release are made only as of the date set forth at the beginning of this release. The Company undertakes no obligation to update the information made in this release in the event facts or circumstances change after the date of this release. The Company has not filed its Form 10-Q for the quarter ended June 27, 2026. As a result, all financial results described in this earnings release should be considered preliminary and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time the Company files its Form 10-Q.
The Company’s operations are subject to a number of risks, including, but not limited to, those listed below. When considering an investment in the Company’s securities, you should carefully read and consider these risks, together with all other information in the Company’s Annual Report on Form 10-K and other filings and submissions to the SEC, which provide more information and detail on the risks described below. If any of the events described in the following risk factors occur, the Company’s business, financial condition, operating results and cash flows, as well as the market price of the Company’s securities, could be materially adversely affected. These risks and events include, without limitation: Macroeconomic and Industry Risks The Company’s business, financial condition and results of operations could be adversely affected by disruptions in the global economy caused by geopolitical instability and related impacts. The businesses the Company operates are highly competitive and many of them are cyclical, which may result in fluctuations in pricing and volume that can materially adversely affect the Company’s business, financial condition, results of operations and cash flows. Changes in the availability and price of raw materials and energy and continued inflationary pressure could have a material adverse effect on the Company’s business, financial condition and results of operations. The Company is subject to material risks associated with doing business outside of the United States. Foreign currency exchange fluctuations may have a material adverse impact on the Company’s business, financial condition and results of operations. Restrictions on trade through tariffs, countervailing and anti-dumping duties, quotas and other trade barriers, in the United States and internationally, could materially adversely affect the Company’s ability to access certain markets. Business and Operational Risks The Company’s ten largest customers represented a significant portion of the Company’s 2025 revenue and the loss of all or a substantial portion of revenue from these customers would likely have a material adverse effect on the Company’s business. A material disruption at any of the Company’s manufacturing plants could prevent the Company from meeting customer demand, reduce sales and profitability, increase the cost of production and capital needs, or otherwise materially adversely affect the Company’s business, financial condition and results of operations. Unfavorable changes in the availability of, and prices for, wood fiber may have a material adverse impact on the Company’s business, financial condition and results of operations. The Company depends on third parties for transportation services and unfavorable changes in the cost and availability of transportation could materially adversely affect the Company’s business. Substantial capital is required to maintain the Company’s production facilities, and the cost to repair or replace equipment, as well as the associated downtime, could materially adversely affect the Company’s business. The Company faces risks to its assets, including the potential for substantial impairment of long-lived assets. The Company may be required to recognize a significant non-cash charge to earnings if its recorded deferred tax assets are deemed unrealizable. Failure to maintain satisfactory labor relations could have a material adverse effect on the Company’s business. The Company depends on attracting and retaining key personnel, the loss of whom could materially adversely affect the Company’s business. Failure to meet the Company’s customers’ needs through the development of new products or the discovery of new applications for existing products, or the inability to protect the intellectual property underlying new products or applications, could have a material adverse impact on the Company’s business. Failure to integrate AI and similar advanced technologies into the Company’s business processes may materially adversely affect the Company’s competitive position and results of operations. Loss of Company intellectual property and sensitive data or disruption of manufacturing operations due to a cybersecurity incident could materially adversely impact the business. Our strategic initiatives and operating priorities may not achieve their intended results. Challenges and uncertainties in executing the Company’s strategy to grow its
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Biomaterials business may adversely impact its business and financial results. Regulatory and Environmental Risks The Company’s business is subject to extensive environmental laws, regulations and permits that may materially restrict or adversely affect how the Company conducts business and its financial results. The potential long-term impact of climate-related risks remain uncertain at this time. Regulatory measures to address climate change may materially restrict how the Company conducts business or adversely affect its financial results. Financial Risks The Company may need to make significant additional cash contributions to its retirement benefit plans if investment returns on pension assets are lower than expected or interest rates decline, and/or due to changes to regulatory, accounting and actuarial requirements. The Company has debt obligations that could materially adversely affect the Company’s business and its ability to meet its obligations. Covenants in the Company’s debt agreements may impair its ability to operate its business. Challenges in the commercial and credit environments may materially adversely affect the Company’s future access to capital. The Company may require additional financing in the future to meet its capital needs or to make acquisitions, and such financing may not be available on favorable terms, if at all, and may be dilutive to existing stockholders. Common Stock and Certain Corporate Matters Risks Stockholders’ ownership in RYAM may be diluted. Certain provisions in the Company’s amended and restated certificate of incorporation and bylaws, as well as Delaware law, could prevent or delay an acquisition of the Company, which could decrease the price of its common stock.
Other important factors that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document are described or will be described in the Company’s filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company assumes no obligation to update these statements except as is required by law.
Non-GAAP Financial Measures
This earnings release and the accompanying schedules contain certain non-GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted Free Cash Flow, Adjusted Net Debt and Net Secured Debt. The Company believes these non-GAAP financial measures provide useful information to its Board of Directors, management and investors regarding its financial condition and results of operations. Management uses these non-GAAP financial measures to compare its performance to that of prior periods for trend analyses, to determine management incentive compensation and for budgeting, forecasting and planning purposes.
The Company does not consider these non-GAAP financial measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they may exclude significant expense and income items that are required by GAAP to be recognized in the consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures are provided below. Non-GAAP financial measures are not necessarily indicative of results that may be generated in future periods and should not be relied upon, in whole or part, in evaluating the financial condition, results of operations or future prospects of the Company.
CORPORATE HEADQUARTERS
1301 Riverplace Boulevard Suite 2300 Jacksonville, FL 32207
904.357.4600 fax 904.357.9101 www.RYAM.com

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in millions, except share and per share information)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Net sales	$376	$319	$340	$695	$696
Cost of sales	(353)	(327)	(316)	(680)	(648)
Gross margin	23	(8)	24	15	48
Selling, general and administrative expense	(17)	(19)	(18)	(36)	(41)
Foreign exchange gain (loss)	1	1	(4)	2	(5)
Temiscaming HPC permanent idling charges	—	(41)	—	(41)	—
Asset impairment	(13)	—	—	(13)	—
Suspension charges	(1)	—	(1)	(1)	(1)
Other operating income (expense), net	—	2	(2)	2	(17)
Operating loss	(7)	(65)	(1)	(72)	(16)
Interest expense	(25)	(23)	(23)	(48)	(47)
Other income (expense), net	2	—	(2)	2	—
Loss from continuing operations before income tax	(30)	(88)	(26)	(118)	(63)
Income tax (expense) benefit	(2)	7	(339)	5	(334)
Equity in loss of equity method investment	(1)	—	(1)	(1)	(1)
Loss from continuing operations	(33)	(81)	(366)	(114)	(398)
Income from discontinued operations, net of tax	—	—	3	—	3
Net loss	(33)	(81)	(363)	(114)	(395)
Net income attributable to redeemable noncontrolling interest	—	—	—	—	—
Net loss attributable to RYAM	$(33)	$(81)	$(363)	$(114)	$(395)

Basic and Diluted earnings per common share
Loss from continuing operations	$(0.49)	$(1.22)	$(5.48)	$(1.71)	$(5.99)
Income from discontinued operations	—	—	0.04	—	0.04
Net loss	$(0.49)	$(1.22)	$(5.44)	$(1.71)	$(5.95)

Weighted average shares used in determining EPS - Basic and Diluted	67,510,253	67,133,754	66,875,897	67,326,234	66,551,962
A

Rayonier Advanced Materials Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in millions)

	June 27, 2026	December 31, 2025
Assets
Cash and cash equivalents	$57	$75
Other current assets	453	493
Property, plant and equipment, net	944	1,015
Other assets	166	175
Total assets	$1,620	$1,758

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Debt due within one year	$30	$21
Other current liabilities	342	339
Long-term debt	745	758
Non-current environmental liabilities	173	173
Other liabilities	123	139
Redeemable noncontrolling interest	12	11
Stockholders’ equity	195	317
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$1,620	$1,758
B

Rayonier Advanced Materials Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in millions)

	Six Months Ended
	June 27, 2026	June 28, 2025
Operating Activities
Net loss	$(114)	$(395)
Adjustments to reconcile net loss to cash provided by operating activities:
Income from discontinued operations, net of tax	—	(3)
Depreciation and amortization	65	62
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—
Temiscaming HPC permanent idling charges - other asset adjustments	6	—
Asset impairment	13	—
Deferred income tax expense (benefit)	(6)	333
Changes in working capital and other assets and liabilities	37	(13)
Other	1	26
Cash provided by operating activities	37	10

Investing Activities
Capital expenditures, net of proceeds from sale of property, plant and equipment	(47)	(75)
Insurance recoveries on property damage	2	—
Cash used in investing activities	(45)	(75)

Financing Activities
Changes in debt principal balance	(6)	4
Other	(3)	(3)
Cash used in financing activities	(9)	1

Net decrease in cash and cash equivalents	(17)	(64)
Net effect of foreign exchange on cash and cash equivalents	(1)	10
Balance, beginning of period	75	125
Balance, end of period	$57	$71
C

Rayonier Advanced Materials Inc.
Average Sales Price and Sales Volumes
(Unaudited)

	Three Months Ended			Six Months Ended
	June 27, 2026	March 28, 2026	June 28, 2025	June 27, 2026	June 28, 2025
Average Sales Price ($ per metric ton)
Total Cellulose	$1,380	$1,219	$1,478	$1,300	$1,422
Cellulose Specialties	$2,193	$2,040	$1,807	$2,123	$1,783
Cellulose Commodities	$815	$770	$911	$792	$883

Paperboard & High Yield Pulp	$800	$884	$885	$834	$877
Paperboard	$1,229	$1,194	$1,346	$1,213	$1,333
High Yield Pulp (external sales)	$487	$504	$509	$493	$514

Sales Volume (‘000s of metric tons)
Total Cellulose	210	205	175	415	370
Cellulose Specialties	86	72	111	158	221
Cellulose Commodities	124	133	64	257	149

Paperboard & High Yield Pulp	93	63	76	157	162
Paperboard	39	35	34	74	72
High Yield Pulp (external sales)	54	28	42	83	90
D

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures
(Unaudited)
(in millions)
EBITDA and Adjusted EBITDA by Segment(a)

	Three Months Ended June 27, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$29	$(27)	$(35)	$(33)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	29	(27)	(35)	(33)
Depreciation and amortization	27	4	1	32
Interest expense, net	—	—	25	25
Income tax expense	—	—	2	2
EBITDA-continuing operations attributable to RYAM	56	(23)	(7)	26
Asset impairment	—	13	—	13
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$57	$(10)	$(7)	$40

	Three Months Ended March 28, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Loss from continuing operations	$(45)	$(9)	$(27)	$(81)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—
Loss from continuing operations attributable to RYAM	(45)	(9)	(27)	(81)
Depreciation and amortization	28	4	1	33
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—	—	35
Interest expense, net	—	—	22	22
Income tax benefit	—	—	(7)	(7)
EBITDA-continuing operations attributable to RYAM	18	(5)	(11)	2
Temiscaming HPC permanent idling charges - other asset adjustments	6	—	—	6
Adjusted EBITDA-continuing operations attributable to RYAM	$24	$(5)	$(11)	$8

	Three Months Ended June 28, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$20	$(8)	$(378)	$(366)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	20	(8)	(378)	(366)
Depreciation and amortization	24	6	1	31
Interest expense, net	—	—	23	23
Income tax expense	—	—	339	339
EBITDA-continuing operations attributable to RYAM	44	(2)	(15)	27
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$45	$(2)	$(15)	$28

E

	Six Months Ended June 27, 2026
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Loss from continuing operations	$(16)	$(36)	$(62)	$(114)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—
Loss from continuing operations attributable to RYAM	(16)	(36)	(62)	(114)
Depreciation and amortization	55	8	2	65
Temiscaming HPC permanent idling charges - accelerated depreciation	35	—	—	35
Interest expense, net	—	—	47	47
Income tax benefit	—	—	(5)	(5)
EBITDA-continuing operations attributable to RYAM	74	(28)	(18)	28
Asset impairment	—	13	—	13
Temiscaming HPC permanent idling charges - other asset adjustments	6	—	—	6
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$81	$(15)	$(18)	$48

	Six Months Ended June 28, 2025
	High Purity Cellulose	Paperboard & High Yield Pulp	Corporate & Other	Total
Income (loss) from continuing operations	$40	$(16)	$(422)	$(398)
Income from continuing operations attributable to redeemable noncontrolling interest	—	—	—	—
Income (loss) from continuing operations attributable to RYAM	40	(16)	(422)	(398)
Depreciation and amortization	50	12	—	62
Interest expense, net	—	—	46	46
Income tax expense	—	—	334	334
EBITDA-continuing operations attributable to RYAM	90	(4)	(42)	44
Suspension charges	1	—	—	1
Adjusted EBITDA-continuing operations attributable to RYAM	$91	$(4)	$(42)	$45

(a)EBITDA from continuing operations is defined as income (loss) from continuing operations before interest, taxes, depreciation and amortization. Adjusted EBITDA from continuing operations is defined as EBITDA from continuing operations adjusted for items that management believes are not representative of core operations. EBITDA and Adjusted EBITDA are non-GAAP measures used by management, existing stockholders and potential stockholders to measure how the Company is performing relative to the assets under management.
F

Rayonier Advanced Materials Inc.
Reconciliation of Non-GAAP Measures (Continued)
(Unaudited)
(in millions)
Adjusted Free Cash Flow(a)

	Six Months Ended
	June 27, 2026	June 28, 2025
Cash provided by operating activities	$37	$10
Capital expenditures, net	(45)	(75)
Adjusted Free Cash Flow	$(8)	$(65)

(a)Beginning in the fourth quarter of 2025, Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for capital expenditures, net of proceeds from the sale of property, plant and equipment and insurance claims. Adjusted Free Cash Flow for the six months ended June 28, 2025 has been recalculated according to this new definition. Adjusted Free Cash Flow is a non-GAAP measure of cash generated during a period that is available for dividend distribution, debt reduction, strategic acquisitions and repurchase of the Company’s common stock.
Adjusted Net Debt and Net Secured Debt(a)

	June 27, 2026	December 31, 2025
Debt due within one year	$30	$21
Long-term debt	745	758
Total debt	775	779
Unamortized premium, discount and issuance costs	37	41
Cash and cash equivalents	(57)	(75)
Adjusted Net Debt	755	745
Unsecured debt	(29)	(30)
Net Secured Debt	$726	$715

(a)Adjusted Net Debt is defined as the amount of debt after the consideration of debt premium, discount and issuance costs, less cash. Net Secured Debt is defined as Adjusted Net Debt less unsecured debt.
G